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                                                                      EXHIBIT 17

Coopers                                        Coopers & Lybrand L.L.P
& Lybrand
                                               a professional services firm

                      CONSENT OF INDEPENDENT ACCOUNTANTS

                             ---------------------



We consent to the incorporation by reference in the Registration Statement of Van Eck Funds on Form N-14 of our reports dated February 21, 1997, on our audits of the financial statements and financial highlights of the Gold Opportunity Fund and the Gold/Resources Fund of the Van Eck Funds, which reports are included in the Annual Reports to Shareholders for the years ended December 31, 1996, which are also incorporated by reference in this Registration Statement.

We also consent to the reference to our firm under the captions "Financial Highlights" in this registration statement.


                                                Coopers & Lybrand L.L.P.
                                                /s/ Coopers & Lybrand L.L.P.


New York, New York
May 22, 1997